Exhibit 10.1

OPTIMUMBANK HOLDINGS, INC.

Stock Purchase Agreement

To the undersigned Purchaser:

OptimumBank Holdings, Inc., a Florida corporation (the “Company”), hereby agrees with you (in the case of a purchase for the account of one or more trusts or other entities, “you” or “your” shall refer to the trustee, fiduciary or representative making the investment decision and executing this Agreement, or the trust or other entity, or both, as appropriate) as follows:

1. Sale and Purchase of Shares.

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the respective parties contained herein, the Company agrees to sell to you, and you irrevocably agree to purchase from the Company, 6,750,000 shares of the common stock (the “Common Stock”) of the Company (the “Shares”) at the price of $0.40 per Share (the “Transaction”).

2. Not Used.

3. Power of Attorney.

You hereby irrevocably constitute and appoint the Company (and any substitute or successor general partner(s) of the Company) your true and lawful attorney in your name, place and stead, (a) to receive and pay over to the Company on your behalf, to the extent set forth in this Agreement, all funds received hereunder, (b) to complete or correct, on your behalf, all documents to be executed by you in connection with your purchase of the Shares, including, without limitation, filling in or amending amounts, dates, and other pertinent information, and (c) to execute, acknowledge, swear to and file all filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, which the Company considers necessary or desirable to carry out the purposes of this Agreement. This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive the transfer of your Shares.

4. Not Used.

5. Closing.

5.1 Closing

(a) The closing of the sale to you, and the purchase by you, of the Shares (the “Closing”) shall occur on the second business day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), at the offices of the Company located at 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308, or such other date or location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.”

(b) Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing in Articles 6 and 7, at the Closing,

(i) the Company will deliver to you a certificate representing the number of Shares to be issued; and

(ii) you will pay the $2,700,000.00 for the Shares to the Company.

6. Conditions Precedent to Your Obligations.

6.1 The Conditions Precedent Your obligation to purchase your Shares is subject to the fulfillment (or waiver by you), prior to or at the time of the Closing, of the following conditions:

(a) Consummation of Minimum Offering. The Company shall have consummated the sale of a minimum of 20,000,000 shares of the Common Stock at $.40 per share as part of an offering of a minimum of 20,000,000 and a maximum of 37,500,000 shares of the Common Stock, pursuant to the terms of the Company’s Amended and Restated Confidential Offering Memorandum dated July 28, 2011(as revised by letter dated October 19, 2011).

(b) Representations and Warranties. The representations and warranties of the Company contained in Section 8 of this Agreement shall be true and correct in all material respects when made and at the time of the Closing, except as affected by the consummation of the transactions contemplated by this Agreement.

(c) Performance. The Company shall have duly performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

(d) Consents. You shall have obtained all consents and approvals of all regulatory agencies, including the Federal Reserve Board and the Florida Office of Financial Regulation, and any other third parties required to effectuate the Transaction, each of which shall have been obtained without the imposition of any terms or conditions deemed to be unacceptable to you.

7. Conditions Precedent to the Company’s Obligations.

7.1 The Conditions Precedent. The obligations of the Company and the Company to issue to you the Shares will be subject to the fulfillment (or waiver by the Company) prior to or at the time of the Closing, of the following conditions:

(a) Representations and Warranties. The representations and warranties made by you in Section 9 shall be true and correct when made and at the time of the Closing.

(b) Performance. You shall have duly performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by you prior to or at the time of the Closing.

7.2 Non-Fulfillment of Conditions. If any of the conditions specified in Section 5.1 shall not have been fulfilled by the Expiration Date, the Company shall, at the Company’s election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such non-fulfillment.

8. Representations and Warranties of the Company.

8.1 The Representations and Warranties. The Company represents and warrants that:

(a) Formation and Standing. The Company is duly formed and validly existing as a corporation under the laws of the State of Florida and, subject to applicable law, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted as described in the Company’s Amended and Restated Confidential Offering Memorandum dated July 28, 2011 (as revised by letter dated October 19, 2011) (together with any amendments and supplements thereto, the “Offering Memorandum”).

(b) Authorization of Agreement, etc. The execution and delivery of this Agreement has been authorized by all necessary action on behalf of the Company and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c) Compliance with Laws and Other Instruments. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any material agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

(d) Offer of Shares. Neither the Company nor anyone acting on its behalf has taken or will take any action that would subject the issuance and sale of the Shares to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

(e) Litigation. There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company.

(f) Disclosure. The Offering Memorandum, when read in conjunction with this Agreement, does not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

8.2 Survival of Representations and Warranties. All representations and warranties made by the Company in Section 6.1 shall survive the execution and delivery of this Agreement, any investigation at any time made by you or on your behalf and the issue and sale of Shares.

9. Representations and Warranties of the Purchaser.

9.1 The Representations and Warranties. You represent and warrant to the Company that each of the following statements is true and correct as of the Closing Date:

(a) Accuracy of Information. All of the information provided by you pursuant to this Agreement is true, correct and complete in all respects. Any other information you have provided to the Company about you is correct and complete as of the date of this Agreement.

(b) Offering Memorandum; Advice. You have either consulted your own investment adviser, attorney or accountant about the investment and proposed purchase of the Shares and its suitability to you or chosen not to do so, despite the recommendation of that course of action by the Company. Any special acknowledgment set forth below with respect to any statement contained in the Offering Memorandum shall not be deemed to limit the generality of this representation and warranty.

You have received a copy of the Offering Memorandum and you understand the risks of, and other considerations relating to, a purchase of the Shares, including the risks set forth under the caption “Risk Factors” in the Offering Memorandum. You have been given access to, and prior to the execution of this Agreement you were provided with an opportunity to ask questions of, and receive answers from, the Company or any of its principals concerning the terms and conditions of the offering of Shares, and to obtain any other information which you and your investment representative and professional advisors requested with respect to the Company and your investment in the Company in order to evaluate your investment and verify the accuracy of all information furnished to you regarding the Company. All such questions, if asked, were answered satisfactorily and all information or documents provided were found to be satisfactory.

(c) Investment Representation and Warranty. You are acquiring your Shares for your own account. You hereby agree that you will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of such Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions, and any applicable state or other securities laws.

(d) Representation of Investment Experience and Ability to Bear Risk. You (i) are knowledgeable and experienced with respect to the financial, tax and business aspects of the ownership of the Shares and of the business contemplated by the Company and are capable of evaluating the risks and merits of purchasing Shares and, in making a decision to proceed with this investment, have not relied upon any representations, warranties or agreements, other than those set forth in this Agreement and the Offering Memorandum, and (ii) can bear the economic risk of an investment in the Company for an indefinite period of time, and can afford to suffer the complete loss thereof.

(e) Accredited Investor. You are an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act by reason of the fact that you are:

(i) a bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in an individual or fiduciary capacity; a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the Securities Act; an investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state of the United States of America, its political subdivisions, or any agency or instrumentality of a state of the United States of America or its political subdivisions, for the benefit of its employees that has total assets in excess of $5,000,000; an Employee Benefit Plan whereby the investment decision is made by a plan fiduciary, as defined in section 3(21) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is either a bank, savings and loan association, insurance company or registered investment advisor; an Employee Benefit Plan that has total assets in excess of $5,000,000; or an Employee Benefit Plan that is a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii) a private business development company as defined in section 202(a)(22) of the Advisers Act;

(iii) an organization described in section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring your Shares, with total assets in excess of $5,000,000;

(iv) a natural person and your individual net worth, or joint net worth with your spouse, at the time of this purchase exceeds $1,000,000 (excluding your primary residence) or a natural person who had an individual income in excess of $200,000 in each of the two previous years, or joint income with your spouse in excess of $300,000 in each of those years, and reasonably expects to reach the same income level in the current year. Further, you have adequate means of providing all your current and foreseeable needs and personal contingencies and have no need for liquidity in this investment;

(v) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring your Shares in the Company, and this purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

(vi) an entity of which all of the equity owners are accredited investors as defined by any of the above subsections (i) through (v).

(f) Suitability. You have evaluated the risks involved in investing in the Shares and have determined that the Shares are a suitable investment for you. Specifically, the aggregate amount of the investments you have in, and your commitments to, all similar investments that are illiquid is reasonable in relation to your net worth, both before and after the purchase of the Shares pursuant to this Agreement.

(g) Transfers and Transferability. You understand and acknowledge that the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and such applicable state securities laws or unless an exemption from such registration is available. You also understand that, except as provided in the Registration Rights Agreement between you and the Company, the Company does not have any obligation or intention to register the Shares for sale under the Securities Act, any state securities laws or of supplying the information which may be necessary to enable you to sell Shares; and that you have no right to require the registration of the Shares under the Securities Act, any state securities laws or other applicable securities regulations.

You represent and warrant further that you have no contract, understanding, agreement or arrangement with any person to sell or transfer or pledge to such person or anyone else any of the Shares for which you hereby subscribe (in whole or in part); and you represent and warrant that you have no present plans to enter into any such contract, undertaking, agreement or arrangement.

(h) Residence. You maintain your domicile at the address shown in the signature page of this Purchase Agreement and you are not merely transient or temporarily resident there.

(i) Awareness of Risks. You represent and warrant that you are aware that the shares involve a substantial degree of risk of loss.

(j) Capacity to Contract. If you are an individual, you represent that you are over 21 years of age and have the capacity to execute, deliver and perform this Purchase Agreement. If you are not an individual, you represent and warrant that you are a corporation, partnership, association, joint stock company, trust or unincorporated organization, and were not formed for the specific purpose of acquiring the Shares.

(k) Power, Authority; Valid Agreement. (i) You have all requisite power and authority to execute, deliver and perform your obligations under this Agreement and to purchase your Shares; (ii) your execution of this Agreement has been authorized by all necessary corporate or other action on your behalf; and (iii) this Agreement is valid, binding and enforceable against you in accordance with its terms.

(l) No Conflict; No Violation. The execution and delivery of this Agreement by you and the performance of your duties and obligations hereunder and thereunder (i) do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under (A) any charter, by-laws, trust agreement, partnership agreement or other governing instrument applicable to you, (B) (1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, in either case to which you or any of your affiliates is a party or by which you or any of them is bound or to which your or any of their properties are subject; (ii) do not require any authorization or approval under or pursuant to any of the foregoing; or (iii) do not violate any statute, regulation, law, order, writ, injunction or decree to which you or any of your affiliates is subject.

(m) No Default. You are not (i) in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in (A) this Agreement, (B) any provision of any charter, by-laws, trust agreement, partnership agreement or other governing instrument applicable to you, (C) (1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, in either case to which you or any of your affiliates is a party or by which you or any of them is bound or to which your or any of their properties are subject, or (ii) in violation of any statute, regulation, law, order, writ, injunction, judgment or decree applicable to you or any of your affiliates.

(n) No Litigation. There is no litigation, investigation or other proceeding pending or, to your knowledge, threatened against you or any of your affiliates which, if adversely determined, would adversely affect your business or financial condition or your ability to perform your obligations under this Agreement.

(o) Consents. No consent, approval or authorization of, or filing, registration or qualification with, any court or Governmental Authority on your part is required for the execution and delivery of this Agreement by you or the performance of your obligations and duties hereunder or thereunder.

(p) Representations and Warranties by Purchaser under USA PATRIOT Act. [Purchasers should check the OFAC website at <http://www.treas.gov/ofac> before making the following representations].

(i) You represent that the amounts to be contributed by you to the Company were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.1 The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

You hereby represent and warrant that, to the best of your knowledge: (i) you; (ii) any person controlling or controlled by you; (iii) if you are a privately held entity, any person having a beneficial interest in you; or (iv) any person for whom you are acting as agent or nominee in connection with this investment are not a country, territory, individual or entity named on an OFAC list or a person or entity prohibited under the OFAC Programs.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(ii) You represent and warrant that, to the best of your knowledge, (i) you; (ii) any person controlling or controlled by you; (iii) if you are a privately held entity, any person having a beneficial interest in you; or (iv) any person for whom you are acting as agent or nominee in connection with this investment are not a senior foreign political figure,2 any immediate family member3 or close associate4 of a senior foreign political figure as such terms are defined in the footnotes below.

(iii) If you are a non-U.S. banking institution (a “Foreign Bank”) or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that:

(1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities;

(2) the Foreign Bank employs one or more individuals on a full-time basis;

(3) the Foreign Bank maintains operating records related to its banking activities;

(4) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and

(5) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

9.2 Survival of Representations and Warranties. All representations and warranties made by you in Section 9.1 of this Agreement shall survive the execution and delivery of this Agreement, as well as any investigation at any time made by or on behalf of the Company and the issue and sale of Shares.

9.3 Reliance. You acknowledge that your representations, warranties, acknowledgments and agreements in this Agreement will be relied upon by the Company in determining your suitability as a purchaser of Shares.

9.4 Further Assurances. You agree to provide, if requested, any additional information that may be requested or required to determine your eligibility to purchase the Shares.

9.5 Indemnification. You hereby agree to indemnify the Company and any affiliates and to hold each of them harmless from and against any loss, damage, liability, cost or expense, including reasonable attorney’s fees (collectively, a “Loss”) due to or arising out of a breach or representation, warranty or agreement by you, whether contained in this Stock Purchase Agreement or any other document provided by you to the Company in connection with your investment in the Shares. You hereby agree to indemnify the Company and any affiliates and to hold them harmless against all Loss arising out of the sale or distribution of the Shares by you in violation of the Securities Act or other applicable law or any misrepresentation or breach by you with respect to the matters set forth in this Agreement. In addition, you agree to indemnify the Company and any affiliates and to hold such Persons harmless from and against, any and all Loss, to which they may be put or which they may reasonably incur or sustain by reason of or in connection with any misrepresentation made by you with respect to the matters about which representations and warranties are required by the terms of this Agreement, or any breach of any such warranty or any failure to fulfill any covenants or agreements set forth herein. Notwithstanding any provision of this Agreement, you do not waive any right granted to you under any applicable state securities law.

[2]

A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.
[4]

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

10. Filings; Other Actions.

(a) You, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the Transaction contemplated by this Agreement, and to perform the covenants contemplated by this Agreement.

(b) Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such Transaction or to evidence such events or matters. In particular, you will use your reasonable best efforts to promptly obtain or submit, and the Company will cooperate as may reasonably be requested by you to help you promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings with, the Federal Reserve Board and the Florida Office of Financial Regulation, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from any other regulatory authorities, for the Transaction contemplated by this Agreement.

(c) You and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transaction to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties agrees to act reasonably and as promptly as practicable.

(d) Each party agrees to keep the other party apprised of the status of matters referred to in this Section 10. You shall promptly furnish the Company, and the Company shall promptly furnish you, to the extent permitted by applicable law, with copies of written communications received by it or its subsidiaries from, or delivered by any of the foregoing to, any governmental entity in respect of the Transaction contemplated by this Agreement.

11. Certain Agreements and Acknowledgments of the Purchaser.

11.1 Agreements. You understand, agree and acknowledge that:

(a) Irrevocability. Except as provided in Section 13.2 and under applicable state securities laws, this purchase agreement is and shall be irrevocable.

(b) No Recommendation. No foreign, federal, or state authority has made a finding or determination as to the fairness for investment of the Shares and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse this offering.

(c) No Disposition. You will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of your Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions and any applicable state or other securities laws.

(d) Update Information. If there should be any change in the information provided by you to the Company (whether pursuant to this Agreement or otherwise) prior to your purchase of the Shares, you will immediately furnish such revised or corrected information to the Company.

12. Registration Rights. After the Closing, the Company shall provide you with the registration rights set forth in Exhibit A to this Agreement.

13. Termination.

13.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Transaction contemplated hereby may be abandoned prior to the Closing:

(a) by mutual written consent of you and the Company; or

(b) by any party hereto, if the Closing shall not have occurred by February 28, 2012, provided, that the right to terminate this Agreement pursuant to this Section shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to such date has been the cause of, or resulted in, the failure of the Transaction to have become effective on or before such date.

13.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 13.1, this Agreement shall terminate (except for the provisions of Section 9.5), without any liability on the part of any party or its shareholders, partners, members, affiliates, directors, officers or agents); provided that no party shall be relieved or released from any liability or damages arising from any fraud or intentional breach of this Agreement.

14. General Contractual Matters.

14.1 Amendments and Waivers. This Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of you and the Company.

14.2 Assignment. You agree that neither this Agreement nor any rights which may accrue to you hereunder may be transferred or assigned.

14.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by telecopier, or when mailed, first-class postage prepaid, (a) if to you, to you at the address or telecopy number at 150 Fencl Lane, Hillside, IL 60162, or to such other address or telecopy number as you shall have furnished to the Company in writing, and (b) if to the Company, to 2477 East Commercial Boulevard, Fort Lauderdale, FL 33308, or to such other address or addresses, as the Company shall have furnished to you in writing, provided that any notice to the Company shall be effective only if and when received by the Company.

14.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (EXCEPT INSOFAR AS AFFECTED BY THE SECURITIES OR “BLUE SKY” LAWS OF THE STATE OR SIMILAR JURISDICTION IN WHICH THE OFFERING DESCRIBED HEREIN HAS BEEN MADE TO YOU).

14.5 Arbitration. Any dispute or controversy arising out of or in relation to this Stock Purchase Agreement shall be determined by binding arbitration in Ft. Lauderdale, Florida, in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence, legal counsel and travel expense.

14.6 Florida Residents. The Shares may be sold to, and acquired by, Florida residents in a transaction exempt under Section 517.061, Florida Statutes. Accordingly, if you are a Florida resident you will have the right to void your purchase within three days after you first tender to the deposit to the Company or the Escrow Agent or within three days after the availability of that privilege is communicated to you, whichever occurs later. The availability of that right is hereby communicated to you.

14.7 Descriptive Headings. The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

14.8 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

14.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

14.10 Joint and Several Obligations. If you consist of more than one Person, this Agreement shall consist of the joint and several obligation of all such Persons.

[Signature Page Follows]

If you are in agreement with the foregoing, please sign this Agreement and return this Agreement to the Company.

OPTIMUMBANK HOLDINGS, INC.

By:	/s/ Richard L. Browdy

Name:	Richard L. Browdy
Title:	President

The foregoing Stock Purchase Agreement is

hereby agreed to by the undersigned as of

the 25th day of October, 2011.

Moishe Gubin
Purchaser Name (Please print)

/s/ Moishe Gubin
Signature of Purchaser

NUMBER OF SHARES TO BE PURCHASED: 6,750,000

PRICE PER SHARE: $0.40

TOTAL PURCHASE PRICE: $2,700,000.00

Date of execution by Purchaser: October 25, 2011